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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 and Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 of Touchstone Select Advisors Variable Insurance Trust on Form N-1A of our report dated February 13, 1998, on our audit of the financial statements and financial highlights of the Touchstone Emerging Growth Portfolio, Touchstone International Equity Portfolio, Touchstone Balanced Portfolio, Touchstone Income Opportunity Portfolio and Touchstone Standby Income Portfolio, which report is included in the Annual Report for Touchstone Select Advisors Variable Insurance Trust for the year ended December 31, 1997, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Counsel and Independent Accountants."


                                                  /s/ Coopers & Lybrand L.L.P.
                                                  Coopers & Lybrand L.L.P.


Boston, Massachusetts
April 20, 1998